Exhibit 99.1

Orthofix International Announces

First Quarter 2013 Results

•	Board of Directors Authorizes $50.0 million Share Repurchase Program

Lewisville, TX, May 8, 2013 – Orthofix International N.V. (NASDAQ:OFIX) (the Company) today announced its results for the first quarter ended March 31, 2013. Net sales were $100.3 million, a 14% decrease over the first quarter of the prior year, or 13% on a constant currency basis.

Net income from continuing operations was $4.9 million, or $0.25 per diluted share compared to $0.64 per diluted share in the prior year. Adjusted net income from continuing operations was $4.6 million, or $0.23 per diluted share, decreasing 66% from $0.69 per diluted share from the first quarter of the prior year.

The Orthofix Board of Directors has authorized a share repurchase program allowing the Company to repurchase up to $50 million of the Company’s common stock, effective beginning May 10, 2013.

Brad Mason, President and Chief Executive Officer, commented, “I am delighted to rejoin Orthofix and am confident that I can lead the Company in a way that will maximize its potential to create shareholder value. I am very encouraged by the many strengths I see in our organization.

“That said, the first quarter sales and earnings results were disappointing. The good news is that the primary issues that led to these results are identifiable, within our control, and fixable. We are developing a strategy with specific initiatives that will both improve our internal competencies and drive growth.

“Importantly, Orthofix generated free cash flow of $9 million in the quarter which, in spite of the revenue shortfall, highlights the underlying stability of Orthofix’s business. Given this and our confidence in our prospects for the future, the Board has approved a share repurchase program of up to $50 million. The Board and I believe that, while Orthofix’s stock is trading at current valuations, this is an appropriate use of cash and will benefit the shareholders.”

Sales Performance

Net sales were $100.3 million in the first quarter of 2013, down 14% from $116.0 million in the first quarter of the prior year. Foreign currency translation and two less selling days both negatively impacted the first quarter net sales by 0.6% and 3.2%, respectively.

External net sales by global business unit

	Three Months Ended March 31,
(USD in millions)	2013	2012	Reported Decline	Constant Currency Decline
Spine
Spine Repair Implants and Regenerative Biologics	$34.3	$35.8	-4%	-4%
Spine Regenerative Stimulation	32.0	39.3	-18%	-18%

Total Spine	66.3	75.0	-12%	-12%
Orthopedics	33.9	41.0	-17%	-16%

Total net sales	$100.3	$116.0	-14%	-13%

Note: Spine Repair Implants and Regenerative Biologics includes $9.4 million and $8.7 million of marketing service fees in the three months ended March 31, 2013 and 2012, respectively. Orthopedics includes $2.5 million of marketing service fees in the three months ended March 31, 2013 and 2012.

Note: Some calculations may be impacted by rounding.

Total Spine sales were $66.3 million, which decreased 12% from the prior year. The reduction in sales was primarily a result of residual effects of distribution disruptions and higher than ordinary mix of wholesale revenue in 2012 in the Company’s Stimulation business. In addition, sales from Spine Implants were impacted by weakness in international markets as well as pricing pressures in the U.S.

Orthopedics sales were $33.9 million, which decreased 17% on a reported basis and 16% on a constant currency basis compared to the prior year. The decline in revenue was due primarily to a number of challenges currently impacting the Company in Brazil. Sales from Europe were also negatively affected by poor macroeconomic conditions.

Earnings Performance

Reported net income for the first quarter of 2013 was $4.9 million and net income per diluted share was $0.25. Excluding certain items summarized in the table below, adjusted net income in the first quarter of 2013 was $4.6 million, or $0.23 per diluted share, decreasing 66% from the first quarter of the prior year.

The following table reconciles reported net income and net income per diluted share to adjusted net income and adjusted net income per diluted share for each of the quarters ended March 31, 2013 and 2012:

First Quarter Adjusted Net Income from Continuing Operations

	Q1 2013		Q1 2012		% Change
	($000’s)	EPS	($000’s)	EPS	Earnings	EPS
Reported GAAP net income and net income per diluted share	$4,908	$0.25	$12,216	$0.64	-60%	-61%
Specified Items:

Succession charges	2,828		—
Gain related to demutualization of a mutual insurance company	(2,776)		—
Foreign exchange gain/loss	(392)		296
Strategic investment in MTF	—		630

Adjusted net income and net income per diluted share	$4,568	$0.23	$13,142	$0.69	-65%	-66%

Shares used to calculate EPS (in thousands)		19,691		19,116

Note: Some calculations may be impacted by rounding. Please refer to the Non-GAAP Performance Measure section at the end of this press release for more information about the specified items listed above.

The following table reconciles operating income to adjusted operating income for each of the quarters ended March 31, 2013 and 2012:

First Quarter Adjusted Operating Income from Continuing Operations

	Q1 2013		Q1 2012
	($000’s)	% of Sales	($000’s)	% of Sales
Reported GAAP operating income	$4,024	4.0%	$22,431	19.3%

Specified Items:

Succession charges	3,587		—
Strategic investment in MTF	—		1,000

Adjusted operating income	$7,611	7.6%	$23,431	20.2%

Note: Some calculations may be impacted by rounding. Please refer to the Non-GAAP Performance measure section at the end of this press release for more information about the specified items listed above.

The following table reconciles Free Cash Flow for the quarter ended March 31, 2013:

Free Cash Flow

Q1 2013
Net cash provided by operating activities	$15,454
Capital expenditures	(6,468)

Free Cash Flow	$8,986

Share Repurchase Program

The Company announced today that its Board of Directors has authorized a share repurchase program in an amount up to $50 million. Repurchases are expected to consist primarily of open market transactions at prevailing market prices in accordance with the guidelines specified under Rule 10b-18 of the Securities Exchange Act of 1934, as amended, though the Company may also make repurchases through block trades or privately negotiated transactions. The Company expects that repurchases will begin on or about May 10, 2013. Repurchases are expected to be made from cash on hand, cash generated from operations, and additional borrowings. The timing of the transactions and the aggregate number of shares of common stock that will be repurchased under the repurchase program will depend on a variety of factors, including market conditions and the prices at which the securities are repurchased. The Company may discontinue repurchases without prior notice at any time if it determines additional repurchases are not warranted.

Q2 2013 Outlook

For the second quarter, the Company expects revenues to be between $104 million and $107 million. The Company noted that in June 2013 it will host a call to outline plans to drive revenue growth, enhance performance and create long-term value for shareholders. The Company will provide updated annual guidance at that time.

Conference Call

Orthofix will host a conference call today at 4:30 PM Eastern time to discuss the Company’s financial results for the first quarter of 2013. Interested parties may access the conference call by dialing (888) 267-2845 in the U.S. and (973) 413-6102 outside the U.S., and entering the conference ID 38220. A replay of the call will be available for two weeks by dialing (800) 332-6854 in the U.S. and (973) 528-0005 outside the U.S., and entering the conference ID 38220. A webcast of the conference call may be accessed by going to the Company’s website at www.orthofix.com, by clicking on the Investors link and then the Events and Presentations page.

About Orthofix

Orthofix International N.V. is a diversified, global medical device company focused on developing and delivering innovative repair and regenerative technologies to the spine and orthopedic markets. Orthofix’s products are widely distributed around the world to orthopedic surgeons and patients via Orthofix’s sales representatives and its subsidiaries and via collaborations with other leading orthopedic product companies. In addition, Orthofix is collaborating on R&D activities with leading research and clinical organizations such as the Musculoskeletal Transplant Foundation, the Orthopedic Research and Education Foundation and Texas Scottish Rite Hospital for Children. For more information about Orthofix, please visit http://www.orthofix.com.

Forward-Looking Statements:

This communication contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may include, but are not limited to, statements concerning the projections, financial condition, results of operations and businesses of Orthofix and its subsidiaries and are based on management’s current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.

The forward-looking statements in this release do not constitute guarantees or promises of future performance. Factors that could cause or contribute to such differences may include, but are not limited to, risks relating to the expected sales of our products, including recently launched products, unanticipated expenditures, the resolution of pending litigation matters (including our indemnification obligations with respect to certain product liability claims against, and the government investigation of our former sports medicine global business unit), our ongoing compliance obligations under a corporate integrity agreement with the Office of Inspector General of the Department of Health and Human Services and a deferred prosecution agreement with the U.S. Department of Justice, changing relationships with customers, suppliers, strategic partners and lenders, changes to and the interpretation of governmental regulations, risks relating to the protection of intellectual property, changes to the reimbursement policies of third parties, the impact of competitive products, changes to the competitive environment, the acceptance of new products in the market, conditions of the orthopedic industry, credit markets and the economy, corporate development and market development activities, including acquisitions or divestitures, unexpected costs or operating unit performance related to recent acquisitions, and other factors described in our annual report on Form 10-K and other periodic reports filed by the Company with the Securities and Exchange Commission (SEC). Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances, or otherwise.

- Financial tables follow –

ORTHOFIX INTERNATIONAL N.V.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, U.S. Dollars, in thousands, except per share and share data)

	Three Months Ended March 31,
	2013	2012
Product sales	$88,358	$104,820
Marketing service fees	11,896	11,222

Net sales	100,254	116,042
Cost of sales	22,699	21,940

Gross profit	77,555	94,102

Operating expenses
Sales and marketing	48,839	49,521
General and administrative	18,788	14,570
Research and development	5,400	7,050
Amortization of intangible assets	504	530

	73,531	71,671

Operating income	4,024	22,431

Other income and expense
Interest expense, net	(560)	(2,221)
Other income (expense)	4,764	(631)

Income before income taxes	8,228	19,579
Income tax expense	(3,320)	(7,363)

Net income from continuing operations, net of tax	4,908	12,216

Discontinued operations
Loss from discontinued operations	(4,432)	(506)
Income tax benefit	1,640	306

Net loss from discontinued operations, net of tax	(2,792)	(200)

Net income	$2,116	$12,016

Net income per common share - basic
Net income from continuing operations, net of tax	$0.25	$0.65
Net loss from discontinued operations, net of tax	($0.14)	($0.01)

Net income per common share - basic	$0.11	$0.64

Net income per common share - diluted
Net income from continuing operations, net of tax	$0.25	$0.64
Net loss from discontinued operations, net of tax	($0.14)	($0.01)

Net income per common share - diluted	$0.11	$0.63

Weighted average number of common shares outstanding - basic	19,431,093	18,675,694

Weighted average number of common shares outstanding - diluted	19,691,141	19,116,195

ORTHOFIX INTERNATIONAL N.V.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, U.S. Dollars, in thousands)

	March 31,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$33,675	$31,055
Restricted cash	29,446	21,314
Trade accounts receivable, net	132,425	150,316
Inventories	92,133	88,744
Deferred income taxes	17,363	16,959
Prepaid expenses and other current assets	32,211	32,056

Total current assets	337,253	340,444

Property, plant and equipment, net	52,402	51,362
Patents and other intangible assets, net	6,765	6,880
Goodwill	72,607	74,388
Deferred income taxes	20,200	19,904
Other long-term assets	14,153	11,303

Total assets	$503,380	$504,281

Liabilities and shareholders’ equity
Current liabilities:
Trade accounts payable	$14,230	$21,812
Other current liabilities	51,295	46,985

Total current liabilities	65,525	68,797

Long-term debt	20,000	20,000
Deferred income taxes	11,460	11,456
Other long-term liabilities	4,227	4,930

Total liabilities	101,212	105,183

Shareholders’ equity:
Common shares	1,945	1,934
Additional paid-in capital	250,186	246,111
Retained earnings	150,665	148,549
Accumulated other comprehensive income	(628)	2,504

Total shareholders’ equity	402,168	399,098

Total liabilities and shareholders’ equity	$503,380	$504,281

ORTHOFIX INTERNATIONAL N.V.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, U.S. Dollars, in thousands)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net income	$2,116	$12,016
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,995	5,667
Other non-cash adjustments	5,642	6,639
Change in operating assets and liabilities:
Escrow receivable	—	41,537
Changes in working capital	2,701	(16,745)

Net cash provided by operating activities	15,454	49,114

Cash flows from investing activities:
Capital expenditures	(6,468)	(6,523)

Net cash used in investing activities	(6,468)	(6,523)

Cash flows from financing activities:
Net proceeds from issuance of common shares	2,143	6,641
Repayments of long-term debt	—	(3,750)
(Repayment of) proceeds from bank borrowings, net	(15)	69
Change in restricted cash	(8,141)	(32,271)
Excess income tax benefit on employee stock-based awards	78	242

Net cash used in financing activities	(5,935)	(29,069)

Effect of exchange rate changes on cash	(431)	324

Net increase in cash and cash equivalents	2,620	13,846
Cash and cash equivalents at the beginning of period	31,055	33,207

Cash and cash equivalents at the end of period	$33,675	$47,053

Non-GAAP Performance Measures

The tables in this press release present reconciliations of net sales, net income and net income per diluted share, operating income and net cash provided by operating activities calculated in accordance with generally accepted accounting principles (GAAP) to non-GAAP performance measures, referred to as “Adjusted Constant Currency Net Sales”, “Adjusted Net Income and Adjusted Net Income per Diluted Share”, “Adjusted Operating Income” and “Free Cash Flow” that exclude the items specified in the tables. Management believes it is important to provide investors with the same non-GAAP metrics it uses to supplement information regarding the performance and underlying trends of Orthofix’s business operations in order to facilitate comparisons to its historical operating results and internally evaluate the effectiveness of the Company’s operating strategies. A more detailed explanation of the items in the tables above that are excluded from GAAP net sales and GAAP net income and net income per diluted share, as well as why management believes the non-GAAP measures are useful to them, is included in the Regulation G Supplemental Information below.

Reconciliations of Non-GAAP Performance Measures

Adjusted Net Income and Adjusted Net Income per Diluted Share Reconciling Items

Note: The reconciling items were tax effected in the current period at the prevailing rate within the respective jurisdictions.

•	Succession charges — In 2013 these costs relate to the cessation of employment of the Company’s former Chief Executive Officer and former Chief Compliance Officer.

•

Foreign exchange loss (gain) — due to translation adjustments resulting from the weakening or strengthening of the U.S. Dollar against various foreign currencies. A number of Orthofix’s foreign subsidiaries have intercompany and third party trade accounts receivables and payables that are held in currencies, most notably the U.S. Dollar, other than their local currency, and movements in the relative values of those currencies result in foreign exchange gains and losses.

•

Gain related to demutualization of a mutual insurance company — the Company received cash related to the demutualization of a mutual insurance company, in which the Company was an eligible member to share in such proceeds.

•	Strategic investment in MTF — costs related to the Company’s strategic investment with MTF in the development and commercialization of the next generation cell-based bone growth technology.

Adjusted Operating Income Reconciling Items

•	Strategic investment in MTF — costs related to the Company’s strategic investment with MTF in the development and commercialization of the next generation cell-based bone growth technology.

Management use of, and economic substance behind, Non-GAAP Performance Measures

Management uses non-GAAP measures to evaluate performance period over period, to analyze the underlying trends in the Company’s business, to assess its performance relative to its competitors and to establish operational goals and forecasts that are used in allocating resources. Management uses these non-GAAP measures as the basis for assessing the ability of the underlying operations to generate cash. In addition, management uses these non-GAAP measures to further its understanding of the performance of the Company’s business units. The items excluded from Orthofix’s non-GAAP measures are also excluded from the profit or loss reported by the Company’s business units for the purpose of analyzing their performance.

Material Limitations Associated with the Use of Non-GAAP Measures

The non-GAAP measures used in this press release may have limitations as analytical tools, and should not be considered in isolation or as a replacement for GAAP performance measures. Some of the limitations associated with the use of these non-GAAP performance measures are that they exclude items that reflect an economic cost to the Company and can have a material effect on cash flows. Similarly, equity compensation expense does not directly impact cash flows, but is part of total compensation costs accounted for under GAAP.

Compensation for Limitations Associated with Use of Non-GAAP Measures

Orthofix compensates for the limitations of its non-GAAP performance measures by relying upon its GAAP results to gain a complete picture of the Company’s performance. The GAAP results provide the ability to understand the Company’s performance based on a defined set of criteria. The non-GAAP measures reflect the underlying operating results of the Company’s businesses, excluding non-cash items, which management believes is an important measure of the Company’s overall performance. The Company provides a detailed reconciliation of the non-GAAP performance measures to their most directly comparable GAAP measures, and encourages investors to review this reconciliation.

Usefulness of Non-GAAP Measures to Investors

Orthofix believes that providing non-GAAP measures that exclude certain items provides investors with greater transparency to the information used by the Company’s senior management in its financial and operational decision-making. Management believes that providing this information enables investors to better understand the performance of the Company’s ongoing operations and to understand the methodology used by management to evaluate and measure such performance. Disclosure of these non-GAAP performance measures also facilitates comparisons of Orthofix’s underlying operating performance with other companies in its industry that also supplement their GAAP results with non-GAAP performance measures.

Contact:

Mark Quick

Director of Investor Relations and Business Development

markquick@orthofix.com

214-937-2924

Source:

Orthofix International N.V.